This filing pursuant to Rule 424(b)(2) is identical to the filing made pursuant to Rule 424(b)(2) on March 30, 2004, relating to Principal Life Income Fundings Trust 1, under CIK 0000009712 (Principal Life Insurance Company). We are making this filing for the sole purpose of including an optional “serial” tag in the header of the electronic submission to indicate that a reporting entity separate from the Depositor is issuing the Notes. The Prospectus and Prospectus Supplement referred to herein are contained in the filing pursuant to Rule 424(b)(3) made on March 5, 2004 under CIK 0000009712 (Principal Life Insurance Company) and CIK 0001126328 (Principal Financial Group, Inc.).

Pricing Supplement Dated March 22, 2004 333-110499-01 (To Prospectus dated March 5, 2004, and Prospectus Supplement dated March 5, 2004)	Filed pursuant to Rule 424(b)(2) Registration Statement Nos. 333-110499 and 333-110499-01

CUSIP: 74254PAA0
ISIN: US74254PAA03
Common Code: 018950863

Principal Life Insurance Company
Secured Medium-Term Notes
Issued Through
Principal Life Income Fundings Trust 1 (the “Trust”)

     The description of this pricing supplement of the particular terms of the Secured Medium-Term Notes offered hereby, and the Funding Agreement (specified below) issued by Principal Life Insurance Company (“Principal Life”) to the Trust, the payment obligations of which are fully and unconditionally guaranteed by the Guarantee (specified below) issued by Principal Financial Group, Inc. to the Trust, supplements the description of the general terms and provisions of the notes, the funding agreements and the guarantees set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.

1. The Notes

Principal Amount: Issue Price: Net Proceeds to the Trust:	$300,000,000 99.789% $298,317,000	Purchasing Agent(s) Discount: Original Issue Date: Stated Maturity Date:	0.350% March 29, 2004 April 1, 2009

Specified Currency: U.S. Dollars

Interest Payment Dates: April 1st and October 1st in each year

Initial Interest Payment Date: October 1, 2004

Regular Record Date: 15 calendar days prior to the Interest Payment Date

Type of Interest Rate: ☒ Fixed Rate      ☐ Floating Rate

Fixed Rate Notes: ☒ Yes ☐ No. If, Yes,

Interest Rate: 3.20%

Floating Rate Notes: ☐Yes ☒ No. If, Yes,

Regular Floating Rate Notes: ☐ Yes ☐ No. If, Yes,
          Interest Rate:
          Interest Rate Basis(es):

Floating Rate/Fixed Rate Note: ☐ Yes ☐ No. If, Yes,
          Floating Interest Rate:
          Interest Rate Basis(es):
          Fixed Interest Rate:
          Fixed Rate Commencement Date:

Inverse Floating Rate Note: ☐Yes ☐ No. If, Yes,
          Fixed Interest Rate:
          Floating Interest Rate:
          Interest Rate Basis(es):

Initial Interest Rate, if any:

Initial Interest Reset Date:

Interest Rate Basis(es). Check all that apply:
☐ CD Rate ☐ CMT Rate ☐ LIBOR ☐ EURIBOR ☐ Prime Rate	☐ Commercial Paper Rate ☐ Eleventh District Cost of Funds Rate ☐ Federal Funds Rate ☐ Treasury Rate ☐ Other (See Attached)

If LIBOR: ☐ LIBOR Reuters Page LIBOR Currency:	☐ LIBOR Moneyline Telerate Page

If CMT Rate:
          Designated CMT Telerate Page:
                    If 7052: ☐ Weekly Average ☐ Monthly Average
          Designated CMT Maturity Index:

Index Maturity:

Spread (+/-):

Spread Multiplier:

Interest Reset Date(s):

Interest Rate Determination Date(s):

Maximum Interest Rate, if any:

Minimum Interest Rate, if any;

Calculation Agent: Citibank, N.A.

Exchange Rate Agent: Not applicable.

Computation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):

Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):

Amortizing Note: ☐ Yes ☒ No. If, Yes,
          Amortizing Schedule:
          Additional/Other Terms:

Discount Note: ☐ Yes ☒ No. If, Yes,
          Total Amount of Discount:
          Initial Accrual Period of Discount:
          Additional/Other Terms:

Redemption Provisions: ☐ Yes ☒ No. If, Yes,
          Initial Redemption Date:
          Initial Redemption Percentage:

          Annual Redemption Percentage Reduction (if any):
          Redemption: ☐ In whole only and not in part
                                ☐ May be in whole or in part
          Additional/Other Terms:

Repayment: ☐Yes ☒ No. If, Yes,
          Repayment Date(s):
          Repayment Price:
          Repayment: ☐ In whole only and not in part
                               ☐ May be in whole or in part
          Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Additional Amounts to be Paid for Withholding Tax (not applicable unless specified):

Securities Exchange Listing: ☒ Yes ☐ No. If Yes, Name of Exchange: New York Stock Exchange

Authorized Denominations: $1,000

Ratings:

The Notes issued under the Program are rated AA by Standard & Poor’s (“S&P”).
Principal Life expects the Notes to be rated Aa3 by Moody’s Investors Service, Inc. (“Moody’s”).

Purchasing Agents Purchasing Notes as Principal: ☒ Yes ☐ No. If Yes,

Purchasing Agent(s)	Principal Amount
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$120,000,000
Credit Suisse First Boston LLC	$120,000,000
Morgan Stanley & Co. Incorporated	$30,000,000
Deutsche Bank Securities Inc.	$30,000,000

Total:	$300,000,000

Purchasing Agents Acting as Agent: ☐ Yes ☒ No. If Yes,

Purchasing Agent(s)	Principal Amount

Total:

State of Organization of the Trust: New York

Additional/Other Terms: Not applicable.

Special Tax Considerations: Not applicable.

2. The Funding Agreement

Funding Agreement Issuer: Principal Life Insurance Company

Funding Agreement No.: 6-11177

Deposit: $300,000,015

Net Deposit: $298,317,000

Effective Date: March 29, 2004

Stated Maturity Date: April 1, 2009

Specified Currency: U.S. Dollars

Interest Payment Dates: April 1st and October 1st in each year

Initial Interest Payment Date: October 1, 2004

Type of Interest Rate: ☒ Fixed Rate ☐ Floating Rate

     Fixed Rate Funding Agreement: ☒ Yes ☐ No. If, Yes,

Interest Rate: 3.20%

     Floating Rate Funding Agreement: ☐Yes ☒ No. If, Yes,

Regular Floating Rate Funding Agreement: ☐ Yes ☐ No. If, Yes,
          Interest Rate:
          Interest Rate Basis(es):

Floating Rate/Fixed Rate Funding Agreement: ☐ Yes ☐ No. If, Yes,
          Floating Interest Rate:
          Interest Rate Basis(es):
          Fixed Interest Rate:
          Fixed Rate Commencement Date:

Inverse Floating Rate Funding Agreement: ☐ Yes ☐ No. If, Yes,
          Fixed Interest Rate:
          Floating Interest Rate:
          Interest Rate Basis(es):

Initial Interest Rate, if any:

Initial Interest Reset Date:

Interest Rate Basis(es). Check all that apply:
☐ CD Rate ☐ CMT Rate ☐ LIBOR ☐ EURIBOR ☐ Prime Rate	☐ Commercial Paper Rate ☐ Eleventh District Cost of Funds Rate ☐ Federal Funds Rate ☐ Treasury Rate ☐ Other (See Attached)

If LIBOR: ☐ LIBOR Reuters Page LIBOR Currency:	☐ LIBOR Moneyline Telerate Page

If CMT Rate:
          Designated CMT Telerate Page:
                    If 7052: ☐ Weekly Average ☐ Monthly Average
          Designated CMT Maturity Index:

Index Maturity:

Spread (+/-):

Spread Multiplier:

Interest Reset Date(s):

Interest Rate Determination Date(s):

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Computation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):

Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):

Amortizing Funding Agreement: ☐ Yes ☒ No. If, Yes,
          Amortizing Schedule:
          Additional/Other Terms:

Discount Funding Agreement: ☐ Yes ☒ No. If, Yes,
          Total Amount of Discount:
          Initial Accrual Period of Discount:
          Additional/Other Terms:

Redemption Provisions: ☐ Yes ☒ No. If, Yes,
          Initial Redemption Date:
          Initial Redemption Percentage:
          Annual Redemption Percentage Reduction (if any):
          Redemption: ☐ In whole only and not in part
                                ☐ May be in whole or in part
          Additional/Other Terms:

Repayment: ☐ Yes ☒ No. If, Yes,
          Repayment Date(s):
          Repayment Price:
          Repayment: ☐ In whole only and not in part
                                ☐ May be in whole or in part
          Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Additional Amounts to be Paid For Withholding Tax (not applicable unless specified):

Ratings:

The Funding Agreement issued under the Program is rated AA by S&P.
Principal Life expects the Funding Agreement to be rated Aa3 by Moody’s.

Additional/Other Terms: Not applicable.

Special Tax Considerations: Not applicable.

3. The Guarantee

Guarantee Issuer: Principal Financial Group, Inc.

Effective Date: March 29, 2004

Additional/Other Terms: Not applicable.